UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 19, 2010

The Hartcourt Companies Inc.
(Exact name of Company as specified in its charter)

Utah	001-12671	87-0400541
(State or other	(Commission File No.)	(I.R.S. Employer
jurisdiction of		Identification No.)
incorporation)

Room 503, Jinqiao Building, No. 2077, West Yan’an Road, Shanghai, China 200336
(Address of principal executive offices)

((86) 21 52080268
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.Other Events

Amanda Zhang, the former Vice President, violated the company’s bylaw in many aspects and misused the title of Vice President though knowing the fact she was not the Vice President of Hartcourt since May 4 2010. The company will claim the losses and damages caused to it by Amanda’s improper behavior.

According to the comments of SEC for the transaction with Sino-Canada, Sino-Canada was obliged to provide its audited financial report of 2009 to satisfy the inquiry of SEC. Sino-Canada failed to deliver audited financial report to Hartcourt, which caused the company incapable to reply the comments of SEC. The company foresees that the transaction with Sino-Canada will be terminated for the breach of representation and warranty on the Sino-Canada side. The company will claim the losses and damages caused to it by the breach of agreement on the Sino-Canada side.

SIGNATURES

Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, China, on May 24, 2010.

The Hartcourt Companies Inc.

By:	/s/ Victor Zhou

Victor Zhou
Chief Executive Officer (Principal Operating Officer)